Exhibit 99.1

July 6, 2022

SCWorx Announces Final Approval of Previously Disclosed Securities Class Action and Derivative Action Lawsuits

July 5, 2022 New York, NY, (GLOBE NEWSWIRE) -- SCWorx Corp. (Nasdaq: WORX) today announced that it has received final court approval to settle both the securities class action and derivative action lawsuits which were commenced in 2020.

The class action was consolidated under the caption Yannes v. SCWorx Corp. (1:20-cv-03349).  The settlement resolves all claims asserted against SCWorx and the other named defendant without any admission of liability or wrongdoing by the Company or any defendant. Under the terms of the class action agreement, (i) the insurers for the Company and Marc Schessel (former CEO) will make a cash payment to the class plaintiffs and (ii) the Company will issue $600,000 worth of common stock to the class Plaintiffs, in exchange for which all parties will be released from all claims related to the securities class action litigation.

In addition, the Company and the Director Defendants (Marc Schessel, Steven Wallitt, Charles Miller and Robert Christie) entered into a settlement with the shareholder derivative plaintiffs to settle the derivative litigation in which SCWorx was a nominal defendant. Under the terms of this agreement, (i) the insurers for the Director Defendants will make a cash payment to legal counsel for the shareholder derivative Plaintiffs to cover their legal fees and (ii) the Company will adopt certain corporate governance reforms, including adopting resolutions to address corporate transparency, further enhancing board independence, further enhancement of the CFO position, amendment of the audit committee charters, revisions to nominating committee and compensation committee charter and other similar enhancements, and addressing company policies, within 60 days of court approval of the settlement. In exchange for which all parties will be released from all claims related to the derivative class action litigation. Some of these enhancements have already been achieved.

“This settlement represents the progress we have made as a company,” said SCWorx President and Chief Executive Officer Tim Hannibal. “With the support of our Board and the dedicated employees of SCWorx , the Company put another issue from the past behind us.”

"Over the past two years, SCWorx has successfully negotiated a number of significant legal obstacles resulting from a press release in April 2020," said Hannibal. "The final court approval of the class and derivative settlements -- together with our final agreement with the Securities and Exchange Commission in 2022 -- will put the legal issues relating to press release behind us and allow us to move forward. We look forward to continuing to deliver our SaaS service offerings to help hospitals solve the challenges they experience within their supply chain.”

About SCWorx Corp.

SCWorx has created an advanced attributed virtualized item data warehouse utilizing machine learning and artificial intelligence to offer a suite of software-as-a-service-based solutions for healthcare providers. The value proposition for customers revolves around the full integration of all solution modules with the company’s data platform for cost savings, operational efficiency and accurate benchmarking and reporting. The solution modules include Virtual Item Master, data cleanse and normalization, contract management and request for pricing (RFP) module, automated rebate management module, data interoperability (EMR, MMIS, finance) module, Automated Item Add Portal, Virtual General Ledger, and the data analytics module. SCWorx creates a single source for information for the healthcare provider’s data governance and analytics requirements.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future contract renewals and terminations, future financial position, prospects, plans and objectives of management are forward-looking statements. You can identify many (but not all) such forward-looking statements by looking for words such as “assumes,” “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “seeks,” “intends,” “plans,” “could,” “would,” “may” or other similar expressions. You should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, economic disruptions affecting our customers, unexpected contract terminations, securing future contracts and orders, future product sourcing, supply disruptions, containing costs, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the company to meet its business objectives and operational requirements and other important factors that are detailed in filings with the Securities and Exchange Commission made from time to time by SCWorx, including its Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Matters described in forward-looking statements may also be affected by other known and unknown risks, trends, uncertainties and factors, many of which are beyond the Company’s ability to control or predict. SCWorx undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts:

ir@scworx.com

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Source: SCWorx Corp.

Released July 6, 2022